Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GLOBALSCAPE NAMED TO DELOITTE'S 2009 TECHNOLOGY FAST 500

Honor Based on 220% Five-Year Revenue Growth

SAN ANTONIO, Texas - October 20, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that it has been named to Deloitte's Technology Fast 500™, a ranking that recognizes the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. The Technology Fast 500™ companies were selected on the basis of their five-year revenue growth percentage, an indication of recent growth.

In 2004, GlobalSCAPE reported revenues of $4,930,660, compared with 2008 revenues of $15,792,242; that represents 220% growth over the five-year span. The company's customer base includes most of the Fortune 100, many local and state governments, the U.S. Army and over 1.5 million consumer users. GlobalSCAPE has won multi-million deals with the U.S. Army supporting the Single Army Logistics Enterprise (SALE) initiative, including an order in April 2009. The Army's SALE initiative focuses on upgrading the information technology that tracks personnel, equipment, munitions and other supplies throughout the worldwide logistics pipeline.

According to Jim Morris, president and CEO of GlobalSCAPE, the company's rapid growth is a testament to its employees, who are continually delivering innovative managed file transfer (MFT) products and services for the company's growing enterprise customer base. "Over the last five years, we have seen the MFT market grow rapidly as compliance and regulatory mandates have become the norm for many organizations," said Morris. "These changes have put huge demands on enterprise customers to adopt secure MFT offerings that provide end-to-end information tracking and reporting. IT budgets have also decreased during the same time period, putting further pressure on IT professionals to find solutions that are easy to deploy and require minimal IT support. We're very proud to be honored by Deloitte for our growth during these past five years."

"Deloitte's Technology Fast 500TM recognizes innovative companies that have broken down barriers to success and defied the odds with their remarkable five-year revenue growth," said Phil Asmundson, Vice Chairman and U.S. Technology, Media and Telecommunications leader, Deloitte LLP. "We congratulate GlobalSCAPE on this accomplishment."

GlobalSCAPE's Managed File Transfer products, including Enterprise File Transfer Server™ , Secure FTP Server™ and its industry-leading CuteFTP® product family, allow organizations to intelligently and securely manage sensitive information in motion and at rest, across multiple locations and with customers and business partners. GlobalSCAPE also provides wide area file services (WAFS) solutions that help customers collaborate across wide area networks at local area network speeds. GlobalSCAPE's MFT and WAFS solutions ensure the highest levels of compliance with government data security and privacy regulations, along with corporate security policies and mandates.

To be eligible for the 2009 Deloitte Technology Fast 500, companies must have posted 2004 operating revenues of at least $50,000 and 2008 operating revenues of at least $5 million. Revenues must have more than doubled during the five-year period. In addition, companies must own proprietary intellectual property or proprietary technology that contributes to a significant portion of operating revenues, or the company must devote a significant proportion of revenues to research and development of technology.

About Deloitte

As used in this document, "Deloitte" means Deloitte LLP. Please see www.deloitte.com/us/about for a detailed description of the legal structure of Deloitte LLP and its subsidiaries.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.